Exhibit 10.1

TRANSITION AND RELEASE AGREEMENT

This Transition and Release Agreement (“Agreement”),  by and between WD-40 Company (“Company”) and Garry O. Ridge (“Ridge”),  is made effective as of March 11, 2022 (“Effective Date”).  This Agreement sets forth the terms of Ridge’s retirement from the Company and its Board of Directors (“Board”) and service to the Company, including the Board, following his retirement therefrom.  Unless specifically provided otherwise, the terms of this Agreement shall remain in effect during Ridge’s service to the Company.

1.

Retirement.  Ridge’s retirement as the Company’s Chief Executive Officer (“CEO”) shall be effective August 31, 2022 (“Retirement Date”).  Following the Retirement Date, Ridge agrees to continue to serve as Chairman of the Board (“Chairman”), in a non-executive capacity, until the adjournment of the Company’s 2022 Annual Meeting of Stockholders (“ASM”).  Thereafter, Ridge shall serve as an employee in a non-executive capacity as Transition and Strategic Advisor reporting to Steven Brass until January 2, 2023 (“Termination Date” and the period from the Retirement Date to the Termination Date, the “Transition Period”).  On the Retirement Date, Ridge shall be deemed to have resigned, without any further action by Ridge, from all positions that he, immediately prior to such resignation, (i) held with the Company or any of its subsidiaries and corporate affiliates (collectively, “WD-40 Companies”), other than as director of the Company and Chairman, or (ii) held with any other entities at the direction of, or as a result of Ridge’s affiliation with, the WD-40 Companies.  After the Retirement Date, Ridge shall not have any executive, management or operational duties or responsibilities or signatory authority, and Ridge shall not represent himself as being an executive officer of the Company.

2.

Transition Period.    Ridge agrees to provide transition and other related services to the Company during the Transition Period to provide an effective transition of his executive responsibilities to the Company’s incoming CEO.  In addition, during period from the Retirement Date to the ASM, Ridge shall continue to serve as a director and Chairman, performing the duties normally assigned to a Chairman of a publicly-traded corporation, e.g., (i) presiding at meetings of the Board and the Company’s stockholders; (ii) preparing the agenda for meetings of the Board in coordination with the CEO and other Board members; (iii) consulting with and supporting the incoming CEO on the Company’s strategy, including short- and long-range planning activities and growth strategies; and (iv) assisting in communications with investors, analysts and public relations, as needed.  Following the ASM,  Ridge shall be deemed to have resigned his position as a director and as non-executive Chairman and shall not represent himself as being an officer, director, agent or representative of the Company.

3.

Cooperation.    If this Agreement is deemed to be insufficient to effectuate such resignations, then Ridge shall execute any documents or instruments that the Company may request to effectuate such resignations.  Furthermore, Ridge shall reasonably cooperate with the Company with respect to any claim or matter and make himself available on a reasonable basis to consult with counsel or serve as a witness in any action, investigation or other proceeding before any court, government agency, arbitrator, or mediator, in which he may be called to appear by the Company, and truthfully testify in any such action, proceeding or deposition in which he appears.  After the Termination Date, the Company shall compensate Ridge for all time spent on such activities at a rate of $200/hour, which shall be reported on a Form 1099.  Further, the parties agree that the Indemnity Agreement (effective December 15, 1999) shall remain in effect after the Termination Date and the Consulting Period and, as such, is incorporated by reference into this Agreement.

4.	Post-Transition Period as Consultant and Chairman Emeritus.

A.Consultant.  For the period from January 3, 2023 to June 30, 2023 (“Consulting Period”), Ridge shall serve as a consultant to the Company through his company, The Learning Moment, Inc. (“Consultant”) and provide additional transition and other related services necessary to effectuate an orderly transition of CEO responsibilities to the Company’s then current CEO and any additional services as the then-current CEO or other Board member may reasonably request.

B.Chairman Emeritus.  To recognize Ridge’s services and contributions to the Company for over three decades, the Board will create an honorary position with the title of “Chairman Emeritus.”  Following the ASM, Ridge may adopt the use of “Chairman Emeritus”, which shall be a non-Board, non-officer and non-fiduciary position.  Accordingly, the Chairman Emeritus position shall carry with it no authority, duties or responsibilities, including no director voting power and no participation in board, committee or management meetings, and the Chairman Emeritus shall receive no compensation or benefit of any kind.  Unless specifically authorized by resolution duly adopted by the Board, Ridge shall not act or hold himself out as a spokesman for, or representative of, the WD-40 Companies, and Ridge shall not have the power or authority to act for or bind the WD-40 Companies in any manner.  However, Ridge may publicly represent his position as Chairman Emeritus, including, but not limited to, online (e.g., LinkedIn or https://thelearningmoment.net/) and through activities related to The Learning Moment, Inc.  Ridge may remain Chairman Emeritus until the earlier of his death, resignation, disability or revocation by the Board.

5.	Compensation and Separation Benefits; Consulting Fee.

A.During the period from the Effective Date until the Retirement Date, Ridge’s compensation and employee benefits as CEO shall remain unchanged.  During the Transition Period, Ridge shall be compensated at a  rate of $34,606 per month and continue to participate in benefit programs provided to the Company’s employees.  During the period from the Effective Date until the Termination Date, outstanding equity-based awards granted before the Effective Date shall continue to vest and be issued in accordance with their respective terms until the Termination Date and upon the Termination Date, will be treated in accordance with the terms triggered by a retirement event as set forth in the respective award agreements.  For the avoidance of doubt, (i) Ridge shall remain eligible for incentives under the Company’s Performance Incentive Compensation Plan for fiscal year 2022 (in full), and any payment thereunder shall be made when they are paid to the Company’s other executive officers through the Termination Date; and (ii) Ridge shall not be eligible to participate in the compensation and benefit programs available to the Company’s employees following the Termination Date or thereafter.

B.In order to effectuate an orderly transition and to recognize Ridge’s long-tenure and significant performance during such tenure, the Company agrees that provided Ridge: (i) signs and delivers this Agreement to the Company on March 11, 2022; (ii) continues to perform his job in a manner satisfactory to the Board and abides by the terms of this Agreement; (iii)  complies with the timeline set forth herein, (iv) signs the Release and Supplemental Release (each defined below, collectively, “Releases”); and (iv) does not revoke the  Release, and subject to additional provisions below, the Company will provide Ridge the separation benefits in (i) and (ii) below  (collectively, “Separation Benefits”):

i.

Time-based RSUs equivalent to One Million Dollars ($1,000,000), provided that Ridge executes a waiver and release of claims in the form attached as Exhibit A (“Release”) on the Effective Date and a supplemental waiver and release of claims in the form attached as Exhibit B (“Supplemental Release”) on the Termination Date.    If the Release becomes effective, then the RSUs will be granted, based on the closing price of WDFC two business days before the Release became effective.  If Ridge executes the Supplemental Release on the Termination Date and the Company’s General Counsel receives  an executed copy on such date, then the RSUs shall vest on June 30, 2023.

ii.

Payment of COBRA premiums for 36 months, on the same terms and conditions as before the Retirement Date, beginning the 1st day of the month after health insurance benefits end, following the Termination Date, if Ridge timely elects continued coverage under COBRA

(these payments shall not constitute taxable or reportable income or wages), or Ridge may elect to receive a lump-sum of cash equal to the COBRA premiums in lieu of such coverage, less any applicable withholding taxes,  within 10 business days after the Release becomes effective.

iii.

Ridge acknowledges that the Separation Benefits are in addition to any compensation and benefits that he has earned from the Company and that Ridge  (a) would not be entitled to the Separation Benefits but for his execution of this Agreement and his execution and non-revocation of the Release, and (b)  Ridge shall not receive any Separation Benefits if the Releases do not become effective.

C.During the Consulting Period, Ridge will be an independent contractor of the Company, and the consulting fee as a Consultant shall be $34,606 per month, payable monthly in arrears and prorated for any partial month.  The Company and Ridge will execute a consulting agreement in the form attached as Exhibit C (“Consulting Agreement”) on or before the Retirement Date.

6.

Change in Control Severance (“CIC”) Agreement.  Ridge and the Company acknowledge and agree that, as of the Retirement Date, the CIC Agreement by and between Ridge and the Company, dated February  14, 2006, will terminate in accordance with its terms and will be of no force or effect as of such date.

7.

Mutual Non-Disparagement.   The Company shall cause its executive officers to agree and covenant and Ridge shall agree and covenant that the Company’s executive officers and Ridge shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, derogatory or disparaging remarks, comments, or statements concerning each other (for the Company, this includes its businesses or any of its employees, officers, or directors).  Notwithstanding anything to the contrary herein,  nothing in this Agreement prevents Ridge from discussing or disclosing information about unlawful acts in the workplace,  such as harassment or discrimination or any other conduct that Ridge has reason to believe is unlawful.

8.

Knowing and Voluntary.  Ridge represents that he is entering into this Agreement knowingly and voluntarily and confirms that he has not relied on any statement or representation by anyone other than what is in this Agreement as a basis for his decision to sign this Agreement.

9.

§409A.  This Agreement is intended to comply with §409A of the Internal Revenue Code of 1986, as amended (“§409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent.  Notwithstanding the foregoing, the Company makes no representations that any payments and benefits provided under this Agreement comply with §409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Ridge on account of non-compliance with §409A.

10.

Arbitration.  Any dispute, controversy, or claim arising out of or related to Ridge’s employment with the Company, retirement or resignation from the Company, this Agreement, or any alleged breach of this Agreement, shall be governed by California law and the Federal Arbitration Act and submitted to and decided by binding arbitration in San Diego County, California, before a single arbitrator.    Arbitration shall be administered before JAMS in accordance with JAMS’ rules for employment arbitration (“JAMS’ Rules”).  The Company will pay the arbitrator's fees and arbitration expenses.  Discovery shall be conducted according to JAMS’ Rules.    Any arbitral award determination shall be final and binding and may be entered as a judgment in a court of competent jurisdiction.  This  Agreement to arbitrate is freely negotiated between the parties hereto.

/s/ G.O.R.	By initialing here, Ridge acknowledges that he has read this paragraph, agrees with the arbitration provision, and has had a reasonable opportunity to seek the advice of independent counsel.

11.

Severability.  If any provision of this Agreement is found by JAMS to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the parties hereto.

12.Entire Agreement; Permissible Activities. Unless specifically provided herein, this Agreement contains the understandings and representations between the Company and Ridge relating to the subject matter in this Agreement and supersedes prior and contemporaneous understandings, discussions, agreements, representations, and warranties, written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or alters the Trade Secret Access and Confidentiality Agreement dated July 20, 2018, between Ridge and the WD-40 Companies and the confidentiality agreement set forth in the Company’s employee handbook, except that the parties expressly agree that Ridge may rely on, use, discuss, present on, or write about (publicly or privately; verbally or in writing of any kind) his experiences, materials, and opinions as a Company employee  (specifically related to leadership and workplace culture) in furtherance of business and marketing activities related to The Learning Moment, Inc. provided no confidential information of the WD-40 Companies is used or disclosed.  In the event of any inconsistency between this Agreement and any other agreement(s) between Ridge and the Company, this Agreement shall control.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date above.

WD-40 COMPANY

/s/ PHENIX Q. KIAMILEV	/s/ GARRY O. RIDGE
Phenix Q. Kiamilev	Garry O. Ridge
Vice President, General Counsel &
Corporate Secretary

EXHIBIT A

FORM OF WAIVER AND RELEASE OF CLAIMS

1.In exchange for the Separation Benefits and obligations of the Company under the Transition and Release Agreement (the “Agreement”), and to the fullest extent permitted by law, Ridge agrees for himself, heirs, executors, administrators and assigns to unconditionally and forever release the Company and the Company’s past and present affiliates, subsidiaries, predecessor and/or successor corporations, as well as its and all of their past and present officers, employees, directors, attorneys,  stockholders, insurance carriers, representatives, agents, successors and assigns (collectively “Releasees”) from and waives any and all charges, complaints, claims, causes of action, debts, demands, sums of money, controversies, agreements, promises, damages, liabilities and obligations of any kind, whether known or not known, suspected or unsuspected, anticipated or unanticipated (referred to as “claim” or “claims”), that arise out of or in any way related to events, acts, conduct or omissions prior to or on the date Ridge signs this release, including without limitation any claims incidental to or arising out of his employment with the Company or with the separation from the Company on or before the date of execution of this release.

2.This waiver and release includes, without limitation:

(a) all claims arising out of or in any way related to Ridge’s employment with or provision of services to the Company, his retirement, resignation, separation from the Company, or any termination of that employment or service relationship;

(b) all claims related to Ridge’s compensation or benefits from the Company, including but not limited to salary, incentives, commissions, vacation pay, severance pay, perquisites or benefits, profit-sharing, stock, stock options, DPUs, MSUs, PSUs, RSUs, or any other ownership interests in the Company;

(c) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing;

(d) all tort claims, including but not limited to claims for fraud, defamation, emotional distress and discharge in violation of public policy;

(e) all claims for failure to pay wages, benefits, vacation pay, attorneys’ fees, or other compensation of any sort; and

(f) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims, including but not limited those arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans with Disabilities Act, as amended, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the California Fair Employment and Housing Act, the California Labor Code (“CLC”), the California Business and Professions Code, or other similar state statute, and/or any other federal state or local law or regulation that may be released by private agreement.

3.Notwithstanding the foregoing, Ridge is not releasing the Releasees from any of the following claims:

(a) any rights or claims for indemnification Ridge may have pursuant to any written indemnification agreement with the WD-40 Companies to which Ridge is a party, the charter, bylaws, or operating agreements of any WD-40 Companies, or under applicable law (including CLC §2802);

(b) any rights which cannot be waived as a matter of law;

(c) any claims arising from the breach of the Agreement; or

(d) any claims Ridge may have for workers’ compensation benefits.  In addition, nothing in the Agreement or this release prevent Ridge from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission (“EEOC”), the Department of Labor, the California Department of Fair Employment and Housing, or similar federal or state government agency, except that Ridge hereby waives his right to any monetary benefits or recovery in connection with any such claim, charge or proceeding.  Ridge hereby represents that he is not aware of any claims he has or might have against the Releasees.

4.In granting the release herein, which includes claims which may be unknown to Ridge at present, Ridge acknowledges that he has read and understood §1542 of the California Civil Code:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Ridge hereby expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to his release of any unknown or unsuspected claims herein.

5.Ridge hereby acknowledges that he is knowingly and voluntarily waiving and releasing the Releasees from any rights he may have under the ADEA and the OWBPA (collectively, “ADEA Waiver”), and that the consideration given for the foregoing waiver is in addition to anything of value to which he is already entitled.  Ridge further acknowledges that:

(a)	Ridge’s ADEA Waiver and release do not apply to any claims that may arise after him signing of this release;

(b)Ridge should consult with an attorney prior to executing this release;

(c)Ridge has 21 days within which to consider this release (although he may choose to voluntarily execute this release earlier) and if he has not availed himself of the full time period, then he has failed to do so knowingly and voluntarily;

(d)Ridge has 7 days following the execution of this release to revoke the ADEA Waiver (in a written revocation delivered to the Company’s General Counsel); and

(e)the ADEA Waiver will not be effective until the 8th day after this release has been signed by Ridge and the Company.

In the event Ridge files a claim against the Company with respect to a claim released by him herein (other than a proceeding before the EEOC), the Company may require reimbursement of all or any portion of the payments and/or benefits under the Agreement until such claim is withdrawn by him.  The provisions of the preceding sentence do not apply to a legal action by Ridge challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Release as of the Effective Date of the Agreement.

WD-40 COMPANY

/s/ PHENIX Q. KIAMILEV	/s/ GARRY O. RIDGE
Phenix Q. Kiamilev	Garry O. Ridge
Vice President, General Counsel &
Corporate Secretary

EXHIBIT B

FORM OF SUPPLEMENTAL WAIVER AND RELEASE OF CLAIMS

This Supplemental Waiver and Release of Claims (“Supplemental Release”) is made by and between Garry O. Ridge (“Ridge”) and WD-40 Company (the “Company”).

1.Ridge and the Company previously entered into a Transition and Release Agreement (the “Agreement”) dated March 11, 2022 that contained certain releases and a requirement that a supplemental release be signed prior to the vesting of RSUs and the receipt of certain benefits and/or payments.

2.If Ridge signs this Supplemental Release, it will be immediately effective, and Ridge will be entitled to the Separation Benefits (as defined in the Agreement), which Ridge would not be entitled to if this Supplemental Release was not effective.

3.In exchange for the Separation Benefits referred to above, Ridge understands and agrees that the intent of this Supplemental Release is to effectuate a complete release of all claims of whatever kind or nature, whether know or unknown and agrees to extend all of his releases and waivers set forth Exhibit A – Waiver and Release of Claims (“Release”) of the Agreement, other than those with respect to the ADEA as set forth in Section 5 of the Release, to any claims, as such term is used therein, that may have arisen between the Effective Date of the Agreement and the date signed below.  In reaffirming the Release, Ridge covenants and agrees that he will not bring any action against the Releasees (as defined in the Agreement) as a consequence of any matter from the beginning of time to and including the date of Ridge’s signature below.  Ridge and the Company further acknowledge that the terms of the Release (other than those set forth in its Section 5) shall apply to this Supplemental Release and are incorporated herein.

4.Ridge understands and agrees that he executed this Supplemental Release knowingly and voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees (as defined in the Release).  Ridge acknowledges that he:

(a)has read this Supplemental Release;

(b)	has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel;

(c)understands the terms and consequences of this Supplemental Release and of the releases it contains;

(d)has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release; and

(e)is fully aware of the legal and binding effect of this Supplemental Release and that it is effective when he signs it and that he has no ability to revoke the releases given.

IN WITNESS WHEREOF, the parties have executed this Supplemental Release as of the Effective Date below.

WD-40 COMPANY

Phenix Q. Kiamilev	Garry O. Ridge
Vice President, General Counsel &
Corporate Secretary

Effective Date: January 2, 2023

EXHIBIT C

FORM OF CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made effective as of January 3, 2023 (“Effective Date”) by WD-40 Company (“Company”), and The Learning Moment, Inc. (“Consultant”).

1.

Service as a Consultant.  Consultant shall provide transition and advisory services, as more fully described in Exhibit 1, to the members of the Company's Board of Directors (“Board”) and Chief Executive Officer on a non-exclusive basis and report to the Chief Executive Officer.  Such services shall be performed by Garry O. Ridge (“Contractor”), and Consultant may not assign, subcontract or delegate the services, the deliverables or the performance of any of Consultant’s obligations hereunder, or any portion thereof, without the prior written consent of the Company, which may be granted or withheld at the Company’s sole and absolute discretion.  Consultant (including Contractor) is an independent contractor (and not an employee) of the Company.  Neither Consultant nor Contractor shall have any power or authority to act for, represent or bind the Company or its subsidiaries or affiliates, except as may be agreed in writing by the Company and the Board.  Neither Consultant nor Contractor shall take any action that expresses or implies that either party has such power or authority.  Nothing in this Agreement shall be regarded or construed as creating any relationship, whether employer/employee, agency, association, partnership or otherwise, among the Company, Consultant and/or Contractor, other than an independent contractor relationship as set out herein.

2.	Term. This Agreement shall have a term commencing on the Effective Date and ending on June 30, 2023. Sections 2 4, 5 and 6 shall survive expiration of this Agreement.

3.

Fees and Expenses.  The Company shall pay Consultant a fee of $34,606 per month, which shall be paid within 30 days of receipt of Consultant’s invoice, for services provided during the preceding month.  The Company shall report all such payments to Consultant under this Agreement in a Form 1099 to The Learning Moment, Inc.  Consultant shall pay federal, state and local taxes (collectively, “taxes”) applicable to fees paid to Consultant.  The Company shall not be responsible for withholding or paying any income, payroll, Social Security or other taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Consultant’s behalf.  The Company may file informational returns with federal and state agencies regarding payments made to Consultant.  The Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with Consultant’s services, provided that any single expense more than $500 or monthly expense more than $1,000 in the aggregate requires written pre-approval by the Company, and Consultant shall provide appropriate documentation of expenses.

4.	Confidential Information.

4.1

“Confidential Information” means confidential or proprietary technical, trade and business information furnished or disclosed by the Company to Consultant or Contractor, or discovered by Consultant or Contractor through any means, including observation, including, but not limited to, information about the Company’s employees, officers, directors, suppliers, customers, affiliates, businesses and business relationships; manufacturing processes and methods, operating technique, practice, course of dealing, plan or strategy, sources of supply, customer lists and markets; sales, profits, pricing, other financial data and know-how; financial projections, business plans, marketing plans and materials, logos and designs; personnel statistics; research; current and future products, designs, developments, capabilities, inventions, prototypes, methods and trade secrets; technical data, inventions, processes, formulae, franchises, and other trade secrets; and such other information normally understood to be confidential or otherwise designated as such in writing by the Company, as well as information discerned from, based on or relating to any of the foregoing which may be prepared or created by Consultant or Contractor after the Effective Date.  “Confidential Information”

shall not include information that is publicly available as of the date of this Agreement or information that subsequently becomes publicly available or generally known in the industry through no fault of Consultant, provided that such information shall be deemed Confidential Information until such time as it becomes publicly available or generally known.

4.2

Consultant agrees and acknowledges that the Confidential Information it may receive from the Company may contain material, non-public information.  Consultant accepts such information and hereby waives any obligations, representations or covenants of the Company which would prevent it, or any of its respective officers, directors, employees and agents, from providing Consultant with any material, non-public information regarding the Company.  Consultant further expressly consents to receiving such information from and on behalf of the Company. Consultant acknowledges and agrees that neither it nor any of its or Contractor’s household members will trade in the Company’s stock based upon any material, non-public information contained in the Confidential Information between the date Consultant or Contractor receives such information from the Company and until such information is no longer material or becomes public.

4.3

Consultant shall retain Confidential Information in trust for the sole benefit of the Company, its successors and assigns, and shall comply with the Company’s procedures to protect and preserve the confidentiality of any Confidential Information.  Consultant shall not at any time, directly or indirectly, divulge, use or permit the use of any Confidential Information, except as required by Consultant’s services under this Agreement.  Consultant shall employ reasonable steps to protect Confidential Information from unauthorized or inadvertent disclosure, including by Contractor.  Upon expiration or termination of this Agreement, Consultant shall promptly return tangible Confidential Information (whether written or electronic) to the Company, including copies thereof.

4.4	This Section 4 does not impact Section 12 of the Transition and Release Agreement between WD-40 Company and Garry O. Ridge dated March 11, 2022.

5.

Work For Hire.  Consultant as well as Contractor expressly acknowledge and agree that any work prepared by Consultant or Contractor under this Agreement shall be considered “work for hire” and the exclusive property of the Company unless otherwise specified.  To the extent such work may not be deemed a “work for hire” under applicable law, Consultant and Contractor hereby assign to the Company all of their right, title, and interest in and to such work.  Consultant and Contractor shall execute and deliver to the Company any instruments of transfer and take such other action that the Company may reasonably request, including, without limitation, executing and filing, at the Company’s expense, copyright applications, assignments, and other documents required for the protection of the Company’s rights to such materials.

6.

Other Provisions.  This Agreement constitutes the entire agreement and understanding of the parties, and supersedes previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.  No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found to be unreasonable or unenforceable, then such restriction may amended or modified so it can be enforced.  Any dispute or claim arising out of or related to this Agreement shall be governed by California law and the FAA and submitted to and decided by binding arbitration in San Diego County, California, before a single JAMS arbitrator.  Any arbitral award determination shall be final and binding and may be entered as a judgment in a court of competent jurisdiction.  This Agreement to arbitrate is freely negotiated between the parties hereto.  Consultant hereby consents to the personal jurisdiction of the state and federal courts located in San Diego County, California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.  The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 11, 2022.

WD-40 COMPANY	The Learning Moment, Inc.

/s/ PHENIX Q. KIAMILEV	/s/ GARRY O. RIDGE
Phenix Q. Kiamilev	Garry O. Ridge
Vice President, General Counsel &
Corporate Secretary

/s/ GARRY O. RIDGE
Contractor: Garry O. Ridge
(joinder as to Section 1, 4 and 5)

EXHIBIT 1

STATEMENT OF WORK

Consultant shall assist with the transition of the executive and/or Board responsibilities by providing advice and counsel regarding such matters as well as strategic and long-range planning advisory services.  In addition, Consultant shall provide ad hoc advisory services, as requested, regarding strategic initiatives, investor relations, board engagement, culture, leadership academy, management of external parties, and future succession planning.